SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: January 17, 2008
QLT INC.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-17082 (Commission File Number)	N/A (I.R.S. Employer Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5

(Address of Principal Executive Offices) (Zip Code)
(604) 707-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On January 17, 2008, QLT reported that Novartis AG announced global sales of QLT’s Visudyne® (verteporfin) product of US$45.5 million for the quarter and US$214.9 million for the full year ended December 31, 2007. Visudyne sales for the fourth quarter declined by 40.5% over the same quarter in 2006 and the full year represented a decrease of 39.3% over annual sales in 2006. Visudyne sales in the U.S. for the quarter were approximately US$10 million, representing 22% of total sales for the quarter. U.S. average daily Visudyne sales increased to 127 vials in the fourth quarter of 2007 compared to 118 vials in the third quarter of 2007. The growth in daily Visudyne vial sales translates to a US$0.6 million increase quarter over quarter.
     The full text of the press release announcing such results is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
ITEM 9.01     FINANCIAL STATEMENTS & EXHIBITS
     c)     Exhibits
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Number	Description
99.1	Press Release dated January 17, 2008 (Visudyne Sales for Q4 and YE 2007)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Cameron Nelson
Cameron Nelson
Vice President and Chief Financial Officer

Dated:  January 17, 2008